Exhibit 99.1

Brookline Bancorp Announces 2011 First Quarter Earnings and Dividend Declaration

BROOKLINE, Mass.--(BUSINESS WIRE)--April 20, 2011--Brookline Bancorp, Inc. (the “Company”) (NASDAQ:BRKL) announced today its earnings for the 2011 first quarter and approval by the Board of Directors of a regular quarterly dividend of $0.085 per share payable on May 16, 2011 to stockholders of record on April 29, 2011.

The Company earned $7,267,000, or $0.12 per share on a basic and diluted basis, for the quarter ended March 31, 2011, a 14% improvement over the $6,353,000, or $0.11 per share on a basic and diluted basis, earned in the quarter ended March 31, 2010. Operating highlights included:

  Completion of the acquisition of First Ipswich Bancorp and its subsidiaries (“Ipswich”) effective February 28, 2011. As of that date, the acquisition added to the Company’s consolidated balance sheet total assets of $271 million, total loans of $203 million, total deposits of $212 million, goodwill of $3.6 million and a core deposit intangible asset of $3.9 million. Net income for the 2011 first quarter included one month of Ipswich’s operating results, a modest amount of net income. Most of the expenses associated with the acquisition were recognized by Ipswich prior to March 1, 2011 and by the Company prior to the 2011 first quarter.
  Excluding Ipswich, loan growth of $67.7 million in the 2011 first quarter, an annualized rate of 12.1%. The growth by segment was as follows: commercial real estate - $26.8 million (10.7% annualized); commercial - $10.1 million (11.8% annualized); indirect auto (“auto”) - $21.8 million (16.2% annualized) and consumer - $8.9 million (10.1% annualized).
  Excluding Ipswich, deposit growth of $90.4 million in the 2011 first quarter, an annualized rate of 20.0%. Transaction deposit accounts increased $100.8 million (39.6% annualized), while higher cost term certificates of deposit decreased $10.4 million (5.3% annualized).
  Improvement in performance ratios - 2011 first quarter compared to the 2010 first quarter:
    annualized return on average assets – 1.02% compared to 0.97%
    annualized return on average stockholders’ equity – 5.85% compared to 5.19%
  Net interest margin - 3.74% in the 2011 first quarter compared to 3.75% in the 2010 fourth quarter and 3.65% in the 2010 first quarter.
  Lower provision for credit losses - $1,053,000 in the 2011 first quarter compared to $1,267,000 in the 2010 first quarter. A reduction in the provision resulting from lower auto loan charge-offs was offset by a higher provision attributable to loan growth.
  Non-performing assets - $10.9 million (0.35%) at March 31, 2011 compared to $8.2 million (0.30%) at December 31, 2010 and $7.9 million (0.30%) at March 31, 2010. The March 31, 2011 total included $3.7 million related to Ipswich.
  Allowance for loan losses - $30.0 million (1.19% of total loans) at March 31, 2011 compared to $29.7 million (1.32%) at December 31, 2010 and $30.9 million (1.42%) at March 31, 2010. A credit mark of $4.2 million was recognized in the accounting for acquired Ipswich loans at fair value. Adding that amount to the allowance for loan losses at March 31, 2011 equals 1.36% of total loans.

Net interest income increased $2.6 million, or 11.1%, in the 2011 first quarter compared to the 2010 first quarter due primarily to growth in the average balance of interest-earning assets of $213 million (8.4%) and the improvement in net interest margin previously mentioned. A 34 basis point decline in the average yield on interest-earning assets between the two periods was more than offset by a 55 basis point decline in the average rate paid on interest-bearing liabilities.

The average balance of non-interest-bearing deposits in the 2011 first quarter was $135.4 million, an increase of $48.5 million (55.7%) over the 2010 first quarter. The average balance of interest-bearing deposits grew $229.3 million (14.8%) between the two quarters. Including non-interest-bearing deposits, the average rate paid on total deposits declined from 1.46% in the 2010 first quarter to 1.04% in the 2011 first quarter. The average balance of loans to the average balance of deposits declined from 132% in the 2010 first quarter to 123% in the 2011 first quarter. The ratio was 119% at March 31, 2011.

Part of the deposit growth was used to pay off higher cost borrowed funds. The average balance of borrowings declined from $465.5 million in the 2010 first quarter to $398.0 million in the 2011 first quarter. The average rate paid on borrowings declined from 3.24% to 2.62% in those respective quarters.

The provisions for credit losses in the 2011 and 2010 first quarters were $1,053,000 and $1,267,000, respectively, while net loan charge-offs in those periods were $700,000 (an annualized charge-off rate of 0.12% based on average loans outstanding) and $1,500,000 (0.28%), respectively. The decline in net loan charge-offs resulted primarily from less auto loan net charge-offs ($451,000 compared to $911,000) and the inclusion of a $300,000 charge-off on one commercial real estate loan in the 2010 first quarter, for which a specific reserve had been previously established.

The annualized rate of net auto loan charge-offs based on average loans outstanding (excluding deferred loan origination costs) declined from 0.68% in the 2010 first quarter to 0.33% in the 2011 first quarter. Auto loans delinquent over 30 days declined from $7.2 million, or 1.33% of loans outstanding (excluding deferred loan origination costs) at March 31, 2010 and $7.6 million (1.41%) at December 31, 2010 to $5.0 million (0.88%) at March 31, 2011.

Regarding the loan portfolio of Eastern Funding LLC (“Eastern Funding”), a specialty finance subsidiary of the Company, net charge-offs declined from $298,000 (an annualized rate of 0.71% based on the average balance of loans outstanding) in the 2010 first quarter to $209,000 (0.40%) in the 2011 first quarter. Eastern Funding loans delinquent over 30 days declined from $3.0 million (1.74% of loans outstanding) at March 31, 2010 to $2.9 million (1.43%) at December 31, 2010 and $2.1 million (0.99%) at March 31, 2011.

Net charge-offs for the remainder of the Company’s loan portfolio were $41,000 in the 2011 first quarter and $291,000 in the 2010 first quarter.

Non-interest income was $1,360,000 in the 2011 first quarter compared to $776,000 in the 2010 first quarter. The increase was due primarily to higher loan fees ($664,000 compared to $342,000) and slightly higher deposit service fees ($488 compared to $451). The 2011 quarter included a gain of $80,000 from the sale of securities while the 2010 first quarter included a loss of $49,000 from impairment of a security.

Total non-interest expenses increased from $11.7 million in the 2010 first quarter to $13.5 million in the 2011 first quarter due primarily to inclusion of $890,000 of Ipswich expenses for the month of March 2011 and higher compensation costs due to added personnel (primarily loan officers) and normal annual salary increases.

The above text contains statements about future events that constitute forward-looking statements. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands except share data)

	March 31,	December 31,	March 31,
	2011	2010	2010
ASSETS
Cash and due from banks	$23,241	$18,451	$17,782
Short-term investments	73,165	47,457	53,023
Securities available for sale	318,597	304,540	301,931
Securities held to maturity (market value of $0, $0 and $123, respectively)	-	-	111
Restricted equity securities	39,612	36,335	36,335
Loans	2,524,989	2,253,538	2,173,989
Allowance for loan losses	(30,048)	(29,695)	(30,850)
Net loans	2,494,941	2,223,843	2,143,139
Accrued interest receivable	9,463	8,596	8,785
Bank premises and equipment, net	20,063	11,126	10,759
Deferred tax asset	13,552	10,206	9,871
Prepaid income taxes	-	78	-
Goodwill	46,854	43,241	43,241
Identified intangible assets, net of accumulated amortization of $11,376, $11,081 and $10,163, respectively	5,569	1,871	2,789
Other assets	12,715	14,798	11,296
Total assets	$3,057,772	$2,720,542	$2,639,062

LIABILITIES AND EQUITY
Deposits	$2,118,259	$1,810,899	$1,654,767
Federal Home Loan Bank advances	392,333	375,569	465,509
Trust preferred debentures	13,000	-	-
Other borrowings	2,861	13,000	-
Mortgagors’ escrow accounts	6,393	5,843	6,430
Income taxes payable	2,621	-	3,475
Accrued expenses and other liabilities	21,935	17,283	16,834
Total liabilities	2,557,402	2,222,594	2,147,015
Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 64,445,389 shares, 64,445,389 shares and 64,411,889 shares issued, respectively	644	644	644
Additional paid-in capital	524,671	524,515	524,058
Retained earnings, partially restricted	34,618	32,357	26,756
Accumulated other comprehensive income	2,007	2,348	2,939
Treasury stock, at cost - 5,373,733 shares	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP – 412,869 shares, 424,422 shares and 460,559 shares, respectively	(2,251)	(2,314)	(2,511)
Total Brookline Bancorp, Inc. stockholders’ equity	497,582	495,443	489,779
Noncontrolling interest in subsidiary	2,788	2,505	2,268
Total equity	500,370	497,948	492,047

Total liabilities and equity	$3,057,772	$2,720,542	$2,639,062

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands except share data)

	Three months ended March 31,
	2011	2010
Interest income:
Loans	$31,391	$30,868
Debt securities	1,757	1,923
Short-term investments	24	15
Equity securities	37	24
Total interest income	33,209	32,830

Interest expense:
Deposits	4,895	5,911
Borrowed funds	2,608	3,774
Total interest expense	7,503	9,685

Net interest income	25,706	23,145
Provision for credit losses	1,053	1,267
Net interest income after provision for credit losses	24,653	21,878

Non-interest income:
Fees, charges and other income	1,280	825
Gain on sales of securities	80	-
Impairment losses on securities	-	(49)
Total non-interest income	1,360	776

Non-interest expense:
Compensation and employee benefits	6,811	5,632
Occupancy	1,374	1,101
Equipment and data processing	2,075	1,825
Professional services	789	936
FDIC insurance	434	416
Advertising and marketing	321	129
Amortization of identified intangible assets	295	306
Other	1,356	1,355
Total non-interest expense	13,455	11,700

Income before income taxes	12,558	10,954
Provision for income taxes	5,008	4,439
Net income	7,550	6,515
Less net income attributable to noncontrolling interest in subsidiary	283	162
Net income attributable to Brookline Bancorp, Inc.	$7,267	$6,353

Earnings per common share attributable to Brookline Bancorp, Inc.:
Basic	$0.12	$0.11
Diluted	0.12	0.11

Weighted average common shares outstanding during the period:
Basic	58,611,488	58,554,922
Diluted	58,618,309	58,559,786

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Three months ended
	March 31, 2011			December 31, 2010
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$55,183	$24	0.18%	$56,540	$24	0.17%
Debt securities (2)	306,773	1,763	2.30	308,424	1,796	2.33
Equity securities (2)	37,907	41	0.43	36,747	6	0.06
Commercial real estate loans (3)	1,056,836	13,831	5.23	966,926	12,774	5.28
Commercial loans (3)	360,890	6,169	6.86	329,719	5,637	6.83
Indirect automobile loans (3)	560,097	7,209	5.22	551,246	7,725	5.56
Consumer loans (3)	375,265	4,182	4.47	353,464	4,098	4.63
Total interest-earning assets	2,752,951	33,219	4.85%	2,603,066	32,060	4.91%
Allowance for loan losses	(29,779)			(30,195)
Non-interest earning assets	118,056			110,264
Total assets	$2,841,228			$2,683,135

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$122,998	47	0.15%	$113,696	39	0.14%
Savings accounts	133,340	218	0.66	108,374	197	0.72
Money market savings accounts	721,808	1,724	0.97	668,206	1,670	0.99
Certificates of deposit	804,196	2,906	1.47	792,323	3,159	1.58
Total interest-bearing deposits (4)	1,782,342	4,895	1.11	1,682,599	5,065	1.19
Federal Home Loan Bank advances	389,302	2,568	2.64	368,987	2,586	2.74
Other borrowings	8,667	40	1.85	2,293	1	0.25
Total interest bearing liabilities	2,180,311	7,503	1.40%	2,053,879	7,652	1.48%
Non-interest-bearing demand checking accounts (4)	135,410			106,794
Other liabilities	25,753			22,945
Total liabilities	2,341,474			2,183,618
Brookline Bancorp, Inc. stockholders’ equity	497,112			497,109
Noncontrolling interest in subsidiary	2,642			2,408
Total liabilities and equity	$2,841,228			$2,683,135
Net interest income (tax equivalent basis)/interest rate spread (5)		25,716	3.45%		24,408	3.43%
Less adjustment of tax exempt income		10			7
Net interest income		$25,706			$24,401
Net interest margin (6)			3.74%			3.75%

(1) Tax exempt income on equity securities and debt securities is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.

(4) Including non-interest bearing checking accounts, the average interest rate on total deposits was 1.04% in the three months ended March 31, 2011 and 1.12% in the three months ended December 31, 2010.

(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Three months ended
	March 31, 2011			March 31, 2010
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$55,183	$24	0.18%	$54,122	15	0.11%
Debt securities (2)	306,773	1,763	2.30	286,169	1,928	2.70
Equity securities (2)	37,907	41	0.43	37,999	33	0.34
Commercial real estate loans (3)	1,056,836	13,831	5.23	920,473	12,453	5.41
Commercial loans (3)	360,890	6,169	6.86	300,865	5,168	6.89
Indirect automobile loans (3)	560,097	7,209	5.22	550,864	8,401	6.18
Consumer loans (3)	375,265	4,182	4.47	389,472	4,846	4.98
Total interest-earning assets	2,752,951	33,219	4.85%	2,539,964	32,844	5.19%
Allowance for loan losses	(29,779)			(31,002)
Non-interest earning assets	118,056			112,262
Total assets	$2,841,228			$2,621,224

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$122,998	47	0.15%	$98,304	33	0.14%
Savings accounts	133,340	218	0.66	97,110	197	0.82
Money market savings accounts	721,808	1,724	0.97	549,564	1,611	1.19
Certificates of deposit	804,196	2,906	1.47	808,036	4,070	2.04
Total deposits (4)	1,782,342	4,895	1.11	1,553,014	5,911	1.54
Federal Home Loan Bank advances	389,302	2,568	2.64	465,459	3,774	3.24
Other borrowings	8,667	40	1.85
Total interest bearing liabilities	2,180,311	7,503	1.40%	2,018,473	9,685	1.95%
Non-interest-bearing demand checking accounts (4)	135,410			86,944
Other liabilities	25,753			23,730
Total liabilities	2,341,474			2,129,147
Brookline Bancorp, Inc. stockholders’ equity	497,112			489,885
Noncontrolling interest in subsidiary	2,642			2,192
Total liabilities and equity	$2,841,228			$2,621,224
Net interest income (tax equivalent basis)/interest rate spread (5)		25,716	3.45%		23,159	3.24%
Less adjustment of tax exempt income		10			14
Net interest income		$25,706			$23,145
Net interest margin (6)			3.74%			3.65%

(1) Tax exempt income on equity securities and debt securities is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.
(4) Including non-interest bearing checking accounts, the average interest rate on total deposits was 1.04% in the three months ended March 31, 2011 and 1.46% in the three months ended March 31, 2010.
(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Ratios and Other Data

	Three months ended
	March 31,
	2011	2010

Performance Ratios (annualized):
Return on average assets	1.02%	0.97%
Return on average stockholders’ equity	5.85%	5.19%
Interest rate spread	3.45%	3.24%
Net interest margin	3.74%	3.65%

Dividends paid per share during period	$0.085	$0.085

	At	At	At
	March 31,	December 31,	March 31,
	2011	2010	2010
	(dollars in thousands except per share data)

Capital Ratio:
Stockholders’ equity to total assets	16.27%	18.21%	18.56%
Tangible stockholders’ equity to total assets	14.81%	16.83%	17.11%

Asset Quality:
Non-accrual loans	$9,514	$7,463	$6,611
Non-performing assets	10,854	8,166	7,940
Restructured loans on accrual	5,143	4,537	5,364
Allowance for loan losses	30,048	29,695	30,850
Allowance for loan losses as a percent of total loans	1.19%	1.32%	1.42%
Allowance for loan losses plus credit mark related to the acquisition of First Ipswich Bancorp ($4,240) as a percent of total loans	1.36%
Non-accrual loans as a percent of total loans	0.38%	0.33%	0.30%
Non-performing assets as a percent of total assets	0.35%	0.30%	0.30%

Per Share Data:
Book value per share	$8.42	$8.39	$8.30
Tangible book value per share	7.54	7.62	7.52
Market value per share	10.53	10.85	10.64

CONTACT:
Brookline Bancorp, Inc.
Paul Bechet, 617-278-6405